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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                                  May 17, 2000

                           IMX PHARMACEUTICALS, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294
                                               ---------

Utah                                                                 87-0394290
---------                                                            ----------
(State or other jurisdiction of                               (I.R.S.  Employer
incorporation or organization                               Identification No.)



         2295 Corporate Boulevard, Suite 131, Boca Raton, Florida 33431
         --------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                  561.998.5660
                                  ------------
              (Registrant's Telephone number, including area code)


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ITEM 2.  Acquisition or Disposition of Assets.

         On May 17, 2000, IMX Pharmaceuticals, Inc. ("IMX") entered into an Agreement for Sale and Purchase of Assets with ETI International, Inc. ("ETI") and Dri-Kleen, Inc. d/b/a Enviro-Tech International ("ETIC"). The Agreement provides for IMX to purchase certain assets of ETIC, which include the distribution network consisting of ETI independent distributors, certain tangible personal property including equipment, supplies, software and production materials, contract rights, permits, and goodwill. IMX will also lease an office and warehouse located in Ottawa, Ontario. ETI and ETIC are Nevada corporations involved in the manufacturing and direct sales of products through independent distributors.

         Under terms of the Agreement IMX is to pay ETIC two million four hundred thousand ($2,400,000) dollars and two million (2,000,000) shares of restricted common stock of IMX (the "IMX Shares"). IMX has granted ETIC both "piggy-back" registration rights and demand registration rights after one (1) year for the IMX Shares. In accordance with the terms of the Agreement, IMX has paid a refundable deposit of $1.25 million to ETIC. The balance of the cash portion of the purchase price is payable as follows: $150,000 is payable at closing, $500,000 is payable sixty (60) days and $500,000 is payable one hundred five (105) days after closing. Subject to satisfaction of the closing conditions, the acquisition is scheduled to be consummated in late June 2000.

         The purchase price was determined after an arms' length negotiation, and the funds used to pay the refundable deposit came from the working capital of IMX. IMX intends to seek, and believes it will obtain, funds from one or more private investors to provide the financing necessary to pay the deferred payments.

         Commencing as of May 22, 2000 and pending the closing, IMX will distribute Enviro-Tech's products and operate its network sales and marketing divisions.

ITEM 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.
                  To be filed by amendment.

         (b)      Pro forma financial statements.
                  To be filed by amendment.

         (c)      Exhibits

Exhibit No.       Description
10.12             Agreement for Sale and Purchase of Assets between IMX
                  Pharmaceuticals,  Inc. and ETI International, Inc. and
                  Dri-Kleen, Inc. d/b/a Enviro-Tech International, dated May 17,
                  2000.



                                  Page 2 of 35


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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      IMX PHARMACEUTICALS, INC.

                                      By:/S/
                                         ---------------------------------------
                                           William A. Forster, President

Dated:   May 31, 2000










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